UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2007

Date of report (Date of earliest event reported)

Gramercy Capital Corp.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York	10170
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

                The Company is providing earnings guidance for the year ending December 31, 2008 of FFO per share of $3.05 to $3.10.

                The information being furnished pursuant to this “Item 2.02. Results of Operations and Financial Condition” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in such filing.

Item 7.01.      Regulation FD Disclosure.

As discussed in Item 8.01. below, the Company will make a presentation at its 2007 Annual Investor Conference on Monday, December 3, 2007 (the “Investor Conference”).  The presentation is attached hereto as Exhibit 99.1 and is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.”

The information being furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.  This information will not be deemed an admission as to the materiality of such information that is required to be disclosed solely by Regulation FD.

Item 8.01.              Other Events.

The Company previously issued a press release announcing that it will host its Investor Conference in New York City on Monday, December 3, 2007.  Members of the senior management will make presentations during the management presentation portion of the Investor Conference, which will begin at 10:30 a.m. EST.  A live audio webcast of the presentation will be available on the Company’s website at www.gramercycapitalcorp.com via the Investor Relations page, and a replay of the webcast will also be available for 30 days on the Company’s website beginning approximately 24 hours after the presentation.

The press release announcing this presentation is attached hereto as Exhibit 99.2 and is incorporated by reference into this “Item 8.01. Other Events.”

Additional Information and Where to Find It

This report does not constitute an offer of any securities for sale.  The Company has filed with the SEC a Registration Statement on Form S-4, which includes a joint proxy statement/prospectus of the Company and American Financial Realty Trust (“AFR”) and other relevant materials in connection with the proposed merger.  The joint proxy statement/prospectus will be mailed to the shareholders of the Company and AFR.  Investors and security holders of the Company and AFR are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about the Company, AFR and the proposed merger.  The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by the Company or AFR with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Gramercy by contacting the Company’s Investor Relations at www.gramercycapitalcorp.com or via telephone at 212-297-1000.  Investors and security holders may obtain free copies of the documents filed with the SEC by AFR at www.afrt.com or via telephone at

215-887-2280.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and AFR in favor of the proposed merger.  Information about the directors and executive officers of the Company and their respective interests in the proposed merger is set forth in the Company’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

AFR and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of AFR and the Company in favor of the proposed merger.  Information about the directors and executive officers of AFR and their respective interests in the proposed merger is set forth in AFR’s proxy statements for its 2007 annual meeting and will be available in the joint proxy statement/prospectus.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Presentation made by Gramercy Capital Corp. at its 2007 Annual Investor Conference on December 3, 2007
99.2	Press Release, dated November 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 3, 2007

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
Name: Robert R. Foley
Title: Chief Financial Officer